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                                                                    Exhibit 99.1

[NARROWSTEP LOGO APPEARS HERE]


                   NARROWSTEP COMPLETES $7.1 MILLION FINANCING

New York / London (March 6, 2007) - Narrowstep(TM) Inc (OTC BB: NRWS), the TV on the Internet company, today announced that it has completed a private placement of its convertible notes and warrants resulting in gross proceeds to the Company of $7,110,000. In the placement, the Company issued two-year mandatory convertible notes that bear interest at 12% per annum, payable at maturity, and five-year warrants to purchase an aggregate of 3,555,000 shares of common stock at an exercise price of 0.60 per share, subject to adjustment. The notes, which were issued at par, will mandatorily convert at a 10% discount into the securities issued by the Company in any subsequent private placement that results in gross proceeds to the Company of at least $3,000,000 or, in the event of a sale of the Company prior thereto, shares of common stock valued at a discount of 10% to the per share price to be paid in the Company sale. The Company has the right to force the cash exercise of the warrants if the common stock trades at or above $1.80 per share for at least 20 consecutive trading days. Both the notes and the warrants contain customary antidilution provisions in the event of any stock split, reverse stock split, reclassification or recapitalization of the Company.

Investors in the financing included Granahan McCourt Capital, which is owned by David C. McCourt, the Company's interim CEO, and Roger L. Werner, a director of the Company.

Narrowstep is the leading provider of IP-delivered video content based on its award-winning TelVOS(TM) platform - the most comprehensive commercial video and audio management system on the market. Narrowstep brings the best of TV and the best of the web to help content owners monetize their content through a suite of tools that allow for a long-form tv-like viewing experience, integrating social networking and e-commerce opportunities. Narrowstep customers range from sports organizations to government agencies, broadcasters and telecommunication providers in Europe, the United States and Asia.

Narrowstep expects to end the year with over 500 channels launched. Recent launches include ITV, the UK's top commercial broadcaster, Martial Arts TV, Bebin TV, London TV, Cycling.tv, as well as the Torino 2006 Paralympic Winter Games. For a full list of channels as well as live broadcast events, please visit www.narrowstep.com.


ABOUT NARROWSTEP(TM) INC

Narrowstep(TM) Inc (OTC BB: NRWS) is a leading provider of Internet-based video content delivery (TV on IP). Narrowstep's product and service offerings enable customers to distribute channels of video-based content and provide related services over the Internet. The Narrowstep system, TelVOS(TM), enables comprehensive delivery of video content and television-like programming to mobile, wireless, Internet, broadband and broadcast services to clients throughout the world. To learn more, visit WWW.NARROWSTEP.COM.


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PRIVATE SECURITIES

The securities issued in the financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

FORWARD LOOKING STATEMENT

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

FOR FURTHER INFORMATION PLEASE CONTACT NARROWSTEP CFO LISA VANPATTEN, TEL: 609 951 2221; EMAIL: LVANPATTEN@NARROWSTEP.COM , OR JESSE DEAL (INVESTOR RELATIONS), ALLEN & CARON, 212 691 8087; EMAIL: JESSE@ALLENCARON.COM.

ENDS